Exhibit 99.1

Yellowstone Acquisition Company and Sky Harbour LLC Announce Closing of Business Combination

- Business combination approved by Yellowstone stockholders.

- Trading of Sky Harbour Class A Common Stock and Class A Common Stock Warrants to trade on the NYSE American.

OMAHA, NEBRASKA, January 25, 2022 (BUSINESSWIRE) --  Yellowstone Acquisition Company (NYSE: YSAC, YSACU, YSACW) (“Yellowstone”) and Sky Harbour LLC today that they have closed their previously announced business combination.

The business combination was approved by Yellowstone’s stockholders at a special meeting held on January 25, 2022. Upon completion of the business combination on January 25, 2022, the combined company changed its name to Sky Harbour Group Corporation (“Sky Harbour”). Sky Harbour’s Class A common stock will begin trading on the NYSE American under the ticker symbol “SKYH” commencing January 26, 2022. The warrants sold as part of the units in the Yellowstone IPO will also begin trading on the NYSE American under the ticker symbol “SKYHWS” commencing January 26, 2022. Holders of Yellowstone units, Class A common stock and warrants will receive Class A common stock and Sky Harbour warrants without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants. Effective as of the close of the business combination, Yellowstone’s units ceased trading and each Yellowstone unit immediately converted into a share of Sky Harbour Class A common stock and one-half of a warrant to purchase one share of Sky Harbour Class A common stock.

About Sky Harbour Group Corporation
Sky Harbour Group Corporation aims to address the shortage of private aviation hangars in many areas across the country by establishing a network of turnkey upscale business aviation hangar complexes. Sky Harbour's private hangar campuses allow business jet owners to better protect and maintain their aircraft, maximizing dependability and value. To learn more, visit www.skyharbour.group.

About Yellowstone Acquisition Company and Boston Omaha Corporation

Yellowstone Acquisition Company was organized as a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Yellowstone was managed and sponsored by a subsidiary of Boston Omaha Corporation (NYSE:BOMN). Yellowstone’s initial public offering occurred on October 21, 2020 raising approximately $136 million. As part of the business combination with Sky Harbour, a subsidiary of Boston Omaha Corporation (“Boston Omaha”) purchased 10,000,000 shares of Yellowstone Class A common stock for $100,000,000 and acquired additional shares of Class A common stock and warrants to purchase Class A common stock as Yellowstone’s sponsor. In addition to its investment in Sky Harbour and other businesses, Boston Omaha operates in the billboard, surety insurance, broadband services and real estate markets. For more information about Boston Omaha, visit www.bostonomaha.com.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the business combination, and the financial condition, results of operations, earnings outlook and prospects of Yellowstone and/or Sky Harbour may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour and Yellowstone as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by Sky Harbour, including the proxy statement filed on January 7, 2022 regarding Yellowstone’s special meeting of stockholders relating to the following: expectations regarding Sky Harbour’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Sky Harbour’s ability to invest in growth initiatives; Sky Harbour’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of Sky Harbour’s business model and growth strategy; the success or profitability of Sky Harbour’s hangar facilities; Sky Harbour’s future capital requirements and sources and uses of cash; Sky Harbour’s ability to obtain funding for its operations and future growth; developments and projections relating to Sky Harbour’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that Sky Harbour may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on Sky Harbour’s business operations, as well as Sky Harbour’s financial condition and results of operations. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of Yellowstone and Sky Harbour prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Neither Sky Harbour nor Yellowstone undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Yellowstone:
contact@yellowstoneac.com

Sky Harbour Investor Relations:

investors@skyharbour.group

Sky Harbour LLC:
mbecker@skyharbour.group